Exhibit 10.39

Ninth Amendment to Transaction Documents

This Ninth Amendment to the Transaction (this “Amendment”) is effective as of February 17, 2023 (“Effective Date”), by and between Puritan Partners LLC, a New York limited liability company (“Puritan Partners”) and Curative Biotechnology, Inc., a Florida corporation (the “Company”), having its principal place of business at 1825 NW Corporate Blvd., Suite 110 Boca Raton, FL 33431, each a “Party” and collectively the “Parties”. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement, dated as of March 2, 2022, as amended, entered between the Parties (the “Securities Purchase Agreement”)

Recitals

WHEREAS, pursuant to the Transaction Documents, Puritan Partners purchased a 12.5% Original Issue Discount Senior Secured Note in the principal amount of $1,142,857.14 due March 2, 2023 (as amended, the “Note”) and was issued a common stock purchase warrant to purchase 22,857,143 shares of the common stock at $0.0001 exercise price (as amended, the “Warrant”);

WHEREAS, Puritan Partners and Company are parties to the Transaction Documents, which were previously amended on August 18, 2022, October 2, 2022, October 14, 2022, November 2, 2022, November 16, 2022, December 16, 2022, January 11, 2023, and January 31, 2023, and the parties now desire to further amend the respective Transaction Documents in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the following and other consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

(a) Maturity Date. The definition of “Maturity Date” set forth in the second paragraph of the Note is deleted in its entirety and hereby replaced with the following: “March 16, 2023”. In conjunction therewith, the Note shall be designated as the 12.5% Original Issue Discount Senior Secured Note due March 16, 2023.

(b) Monthly Redemption Date. The definition of “Monthly Redemption Date” set forth in Section 1 of the Note is deleted in its entirety.

(c) Monthly Redemption Amount. The definition of “Monthly Redemption Amount” set forth in Section 1 of the Note is deleted in its entirety.

(d) Monthly Redemption. Section 5(b) of the Note shall be deleted in its entirety.

(e) Mandatory Default Amount. The definition of “Mandatory Default Amount” set forth in Section 1 of the Note is deleted in its entirety and hereby replaced with the following:

“Mandatory Default Amount” means the sum of (a) 132.5% of the then outstanding principal amount of the Note, (b) accrued but unpaid interest through the Maturity Date and (c) all liquidated damages and other amounts due in respect of the Note.

(f) Optional Redemption Amount. The definition of “Optional Redemption Amount” set forth in Section 1 of the Note is deleted in its entirety and hereby replaced with the following:

“Optional Redemption Amount” means at 132.5% of the principal amount thereof plus any unpaid accrued interest to the date of repayment, plus all other liquidated and other amounts due in respect of the Note.

(g) Section 5(d) of the Note is deleted in its entirety and hereby replaced with the following:

“Mandatory Prepayment.” The Company shall be required to offer to prepay in cash the aggregate principal amount of the Notes at 132.5% of the principal amount thereof plus any unpaid accrued interest to the prepayment date on the sale of all or substantially all of the assets or the Company, upon a Change of Control, on upon a Qualified Offering, on the Maturity Date and at any time after the Maturity Date. Such payment shall be made on the date of each of the events specified above and in each case the Company shall have provided five (5) days’ notice to Holder.

(h) $12,800 of the unpaid interest due on the Note for the period ending January 2, 2023, will be due and payable immediately following the execution of this Agreement. Interest accruing subsequent to such date shall be due and payable on the earlier of (i) March 16, 2023 and (ii) the closing of the Qualified Offering.

Each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first written above and will become effective as of the Effective Date.

CURATIVE BIOTECHNOLOGY, INC.

By:	/s/ Richard Garr
Name:	Richard Garr
Title:	Chief Executive Officer